                                                                  EXHIBIT (b)(8)

                                  $250,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                  July 15, 1999

                                      among


                       NATIONAL SERVICE INDUSTRIES, INC.,

                           Certain of its Subsidiaries

                             The Banks Listed Herein


                              WACHOVIA BANK, N.A.,
                             as Administrative Agent


                       THE FIRST NATIONAL BANK OF CHICAGO,
                              as Syndication Agent


                         BANC ONE CAPITAL MARKETS, INC.,
                                as Lead Arranger


                           WACHOVIA SECURITIES, INC.,
                               as Co-Lead Arranger

                         COMMERZBANK AG, NEW YORK BRANCH
                                   as Co-Agent


                                       and


                                 ABN AMRO, N.V.
                                   as Co-Agent

                                      (i)

                                TABLE OF CONTENTS

                                CREDIT AGREEMENT


                                                                                                               Page


                                              ARTICLE I

                                             DEFINITIONS..........................................................1

SECTION 1.01. Definitions.........................................................................................1

SECTION 1.02. Accounting Terms and Determinations................................................................15

SECTION 1.03. References.........................................................................................15

SECTION 1.04. Use of Defined Terms...............................................................................15

SECTION 1.05. Terminology........................................................................................15

                                             ARTICLE II

                                             THE CREDITS.........................................................16

SECTION 2.01. Commitments to Lend Syndicated Loans...............................................................16

SECTION 2.02. Method of Borrowing................................................................................16

SECTION 2.03. Money Market Loans.................................................................................18

SECTION 2.04. Notes..............................................................................................22

SECTION 2.05. Maturity of Loans..................................................................................22

SECTION 2.06. Interest Rates.....................................................................................23

SECTION 2.07. Fees...............................................................................................26

SECTION 2.08. Optional Termination or Reduction of
                           Commitments...........................................................................27

SECTION 2.09. Mandatory Reduction and Termination of
                           Commitments...........................................................................27

SECTION 2.10. Optional Prepayments...............................................................................27

SECTION 2.11. Mandatory Prepayments..............................................................................28

SECTION 2.12. General Provisions as to Payments..................................................................28

SECTION 2.13. Computation of Interest and Fees...................................................................31

SECTION 2.14. Additional Borrowers...............................................................................31

                                            ARTICLE III

                                       CONDITIONS TO BORROWINGS..................................................31

SECTION 3.01. Conditions to First Borrowing......................................................................31

SECTION 3.02. Conditions to All Borrowings.......................................................................33

                                   ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES .......................................................34
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                                      (ii)


SECTION 4.01. Corporate Existence and Power......................................................................34

SECTION 4.02. Corporate and Governmental Authorization;
                           No Contravention......................................................................34

SECTION 4.03. Binding Effect.....................................................................................34

SECTION 4.04. Financial Information..............................................................................34

SECTION 4.05. No Litigation......................................................................................35

SECTION 4.06. Compliance with ERISA..............................................................................35

SECTION 4.07. Compliance with Laws; Payment of Taxes.............................................................35

SECTION 4.08. Subsidiaries.......................................................................................36

SECTION 4.09. Investment Company Act.............................................................................36

SECTION 4.10. Public Utility Holding Company Act.................................................................36

SECTION 4.11. Ownership of Property; Liens.......................................................................36

SECTION 4.12. No Default.........................................................................................36

SECTION 4.13. Full Disclosure....................................................................................36

SECTION 4.14. Environmental Matters..............................................................................37

SECTION 4.15. Capital Stock......................................................................................37

SECTION 4.16. Margin Stock.......................................................................................37

SECTION 4.17. Insolvency.........................................................................................38

SECTION 4.18. Insurance..........................................................................................38

SECTION 4.19.  Y2K Plan..........................................................................................38

                                             ARTICLE V

                                             COVENANTS...........................................................38

SECTION 5.01. Information........................................................................................38

SECTION 5.02. Inspection of Property, Books and Records..........................................................41

SECTION 5.03. Maintenance of Existence...........................................................................41

SECTION 5.04. Dissolution........................................................................................41

SECTION 5.05. Consolidations and Mergers.........................................................................41

SECTION 5.06. Use of Proceeds....................................................................................42

SECTION 5.07. Compliance with Laws; Payment of Taxes.............................................................42

SECTION 5.08. Insurance..........................................................................................43
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                                      (iii)


SECTION 5.09. Subsidiary Debt....................................................................................43

SECTION 5.10. Maintenance of Property............................................................................43

SECTION 5.11. Environmental Notices..............................................................................43

SECTION 5.12. Environmental Matters..............................................................................43

SECTION 5.13. Environmental Release..............................................................................44

SECTION 5.14. Transactions with Affiliates.......................................................................44

SECTION 5.15. Negative Pledge....................................................................................44

SECTION 5.16. Leverage Percentage................................................................................46

SECTION 5.17. Election to Become Guarantor.......................................................................46

SECTION 5.18.  Y2K Compliance....................................................................................46

                                            ARTICLE VI

                                            DEFAULTS.............................................................46

SECTION 6.01. Events of Default..................................................................................46

SECTION 6.02. Notice of Default..................................................................................49

                                            ARTICLE VII

                                      THE ADMINISTRATIVE AGENT...................................................49

SECTION 7.01. Appointment; Powers and Immunities.................................................................49

SECTION 7.02. Reliance by Administrative Agent...................................................................50

SECTION 7.03. Defaults...........................................................................................51

SECTION 7.04. Rights of Administrative Agent as a Bank
              and its Affiliates.................................................................................51

SECTION 7.05. Indemnification....................................................................................51

SECTION 7.06. Consequential Damages..............................................................................52

SECTION 7.07. Payee of Note Treated as Owner.....................................................................52

SECTION 7.08. Nonreliance on Administrative Agent, Syndication
              Agent and Other Banks..............................................................................52

SECTION 7.09. Failure to Act.....................................................................................53

SECTION 7.10. Resignation or Removal of Administrative Agent.....................................................53

                                           ARTICLE VIII

                                CHANGE IN CIRCUMSTANCES; COMPENSATION............................................53
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                                      (iv)

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

SECTION 8.01. Basis for Determining Interest Rate
                           Inadequate or Unfair..................................................................53

SECTION 8.02. Illegality.........................................................................................54

SECTION 8.03. Increased Cost and Reduced Return..................................................................54

SECTION 8.04. Base Rate Loans or Other Fixed Rate Loans
              Substituted for Affected Fixed Rate Loans..........................................................56

SECTION 8.05. Compensation.......................................................................................56

SECTION 8.06. Limitation on Certain Payment Obligations..........................................................57

SECTION 8.07. Alternate Lending Offices..........................................................................57

                                                ARTICLE IX

                                                MISCELLANEOUS....................................................57

SECTION 9.01. Notices............................................................................................57

SECTION 9.02. No Waivers.........................................................................................57

SECTION 9.03. Expenses; Documentary Taxes........................................................................58

SECTION 9.04. Indemnification....................................................................................58

SECTION 9.05  Setoff; Sharing of Setoffs.........................................................................58

SECTION 9.06. Amendments and Waivers.............................................................................60

SECTION 9.07. No Margin Stock Collateral.........................................................................61

SECTION 9.08. Successors and Assigns.............................................................................61

SECTION 9.09. Confidentiality....................................................................................65

SECTION 9.10. Representation by Banks............................................................................66

SECTION 9.11. Obligations Several................................................................................66

SECTION 9.12. Georgia Law........................................................................................66

SECTION 9.13. Severability.......................................................................................66

SECTION 9.14. Interest...........................................................................................66

SECTION 9.15. Interpretation.....................................................................................67

SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction......................................................67

SECTION 9.17. Counterparts.......................................................................................68

SECTION 9.18. Source of Funds -- ERISA...........................................................................68

SECTION 9.19. References Regarding Foreign Subsidiaries..........................................................68

SECTION 9.20.  No Bankruptcy Proceedings.........................................................................68
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                                       (v)


SECTION 9.21.  Entire Agreement..............................................68


EXHIBIT A-1                     Form of Syndicated Loan Note

EXHIBIT A-2                     Form of Money Market Loan Note

EXHIBIT B                       Form of Opinion of Counsel for the Parent

EXHIBIT C                       Form of Opinion of Special Counsel for the
                                Administrative Agent

EXHIBIT D                       Form of Assignment and Acceptance

EXHIBIT E                       Form of Notice of Borrowing

EXHIBIT F                       Form of Compliance Certificate

EXHIBIT G                       Form of Closing Certificate

EXHIBIT H                       Form of Officer's Certificate

EXHIBIT I                       Form of Money Market Quote Request

EXHIBIT J                       Form of Money Market Quote

EXHIBIT K                       Form of Guaranty

EXHIBIT L                       Form of Contribution Agreement

EXHIBIT M                       Form of Designation Agreement

EXHIBIT N                       Form of Additional Borrower Assumption
                                Agreement

Schedule 4.08                   Subsidiaries

Schedule 5.15(a)                Existing Liens


                                      (vi)

                                CREDIT AGREEMENT


                  AGREEMENT dated as of July 15, 1999 among NATIONAL SERVICE INDUSTRIES, INC., the other Borrowers parties hereto, the BANKS parties hereto, WACHOVIA BANK, N.A., as Administrative Agent and THE FIRST NATIONAL BANK OF CHICAGO, as Syndication Agent.

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Definitions. The terms as defined in this
Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                  "Additional Borrower" has the meaning set forth in
Section 2.14.

                  "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

                  "Administrative Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as administrative agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

                  "Administrative Agent's Letter Agreement" means that certain letter agreement, dated as of June 18, 1999, among the Parent, the Administrative Agent and Wachovia Securities, Inc., as Co-Lead Arranger, relating to certain fees from time to time payable by the Parent to the Administrative Agent and such Co- Lead Arranger, together with all amendments and supplements thereto.

                  "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

                  "Applicable Margin" has the meaning set forth in
Section 2.06(a).

                  "Assignee" has the meaning set forth in Section
9.08(c).

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

                  "Authority" has the meaning set forth in Section 8.02.

                  "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

                  "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate or the Federal Funds Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

                  "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or Article VIII, as applicable.

                  "Borrower" or "Borrowers" means, individually and collectively, as the context shall require, with respect to both Syndicated Loans and Money Market Loans, the Parent, NSI Leasing, Inc., a Delaware corporation, and NSI Enterprises, Inc., a California corporation, and any additional Wholly Owned Subsidiaries (other than Foreign Subsidiaries) who may become Additional Borrowers pursuant to Section 2.14, and in each of the foregoing cases, their respective successors and permitted assigns, with each Borrower having joint and several liability as a Borrower hereunder.

                  "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower (i) at the same time by all of the Banks, in the case of a Syndicated Borrowing, or (ii) at the same time but separately by one or more Banks, in the case of a Money Market Borrowing, in each case pursuant to Article
II. A Borrowing is a "Base Rate Borrowing", if such Loans are Base Rate Loans, and a "Euro-Dollar Borrowing", if such Loans are Euro-Dollar Loans. A Borrowing is a "Money Market Borrowing" if such Loans are made pursuant to Section 2.03 or a "Syndicated Borrowing" if such Loans are made pursuant to Section 2.01.

                  "Capital Leases" means leases which are required to be capitalized in accordance with GAAP.

                  "Capital Stock" means any nonredeemable capital stock of the Parent or any Consolidated Subsidiary (to the extent issued to a Person other than the Parent), whether common or preferred.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental
Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Change of Law" shall have the meaning set forth in
Section 8.02.

                  "Closing Certificate" has the meaning set forth in
Section 3.01(e).

                  "Closing Date" means July 15, 1999.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                  "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, and (ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

                  "Compliance Certificate" has the meaning set forth in
Section 5.01(c).

                  "Consolidated Debt" means at any date the Debt of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                  "Consolidated Funded Debt" means, without duplication (i) Long-Term Debt, plus (ii) Current Maturities of Long-Term Debt, plus (iii) Capital Leases, plus (iv) Short-Term Debt, plus (iv) all Guarantees of Debt of other Persons (other than of Debt of the Parent or any Subsidiary), including, obligations of such other Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument having an expiry date which is one year or more from the date of measurement.

                  "Consolidated Operating Profits" means, for any period, the Operating Profits of the Parent and its Consolidated Subsidiaries.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Parent in its consolidated financial statements as of such date.

                  "Consolidated Total Assets" means, at any time, the total assets of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP.

                  "Consolidated Total Capitalization" means, at any time, the sum of (i) Stockholder's Equity and (ii) Consolidated Funded Debt.

                  "Contribution Agreement" means a Contribution Agreement in substantially the form of Exhibit L to be executed by the Parent and any Subsidiary Guarantors, together with all amendments and supplements thereto.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414 of the Code.

                  "Current Maturities of Long-Term Debt" means all payments in respect of Long-Term Debt (other than Debt under this Agreement) that are required to be made within one year from the date of determination, whether or not the obligation to make such payments would constitute a current liability of the obligor under GAAP.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

                  "Debt Rating" means at any time whichever is the higher of the rating of the Parent's senior unsecured, unenhanced debt (or, if no such debt exists, its issuer credit rating for debt of such type) by Moody's or S&P (as such rating may change from time to time, either pursuant to Section 2.06(g) or otherwise) (provided, that in the event of a double or greater split rating, the rating immediately below the highest rating shall apply), or if only one of them rates the Parent's senior unsecured, unenhanced debt, such rating.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the Base Rate.

                  "Designated Bank" means a special purpose corporation owned and controlled by its Designating Bank that is identified as such on the signature pages hereto next to the caption "Designated Bank" as well as each special purpose corporation owned and controlled by its Designating Bank that
(i) shall have become a party to this Agreement pursuant to Section 9.08(i), and
(ii) is not otherwise a Bank.

                  "Designated Bank Note" means, with respect to any Designated Bank, a Money Market Loan Note or a Syndicated Loan Note, evidencing the obligation of the Borrower to repay Money Market Loans or Syndicated Loans, respectively, made by such Designated Bank, and "Designated Bank Notes" means any all such Money Market Loan Notes and Syndicated Loan Notes to Designated Banks issued hereunder.

                  "Designating Bank" shall mean each Bank that is identified as such on the signature pages hereto next to the caption "Designating Bank" and immediately below the signature of its Designated Bank as well as each Bank that shall designate a Designated Bank pursuant to Section 9.08(i).

                  "Designation Agreement" means a designation agreement in substantially the form of Exhibit M attached hereto, entered into by a Bank and a Designated Bank and acknowledged by the Borrower and the Administrative Agent.

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirements" means any legal requirement relating to public health or safety or to the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all related federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the Euro-Dollar Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

                  "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.06(c).

                  "Event of Default" has the meaning set forth in Section
6.01.

                  "Executive Officer" means any of the chief executive officer, president, executive vice president or senior vice president of the Parent.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

                  "Fiscal Quarter" means any fiscal quarter of the Parent.

                  "Fiscal Year" means any fiscal year of the Parent.

                  "Fixed Rate Borrowing" means a Euro-Dollar Borrowing or a Money Market Borrowing, or any or all of them, as the context shall require.

                  "Fixed Rate Loans" means Euro-Dollar Loans and Money Market Loans, or any or all of them, as the context shall require.

                  "Foreign Bank" has the meaning set forth in Section
2.12(c).

                  "Foreign Subsidiary" means any Subsidiary which is not organized or created under the laws of the United States of America or any state thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term
Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantors" means any one or more or all of the following, as the context shall require: (i) the Parent, and (ii) any Subsidiary which becomes a Guarantor pursuant to Section
5.17.

                  "Guaranty" means the Guaranty Agreement dated as of even date herewith substantially in the form of Exhibit K, executed by Parent, and any Subsidiary which at any time becomes a Guarantor pursuant to Section 5.17, in favor of the Administrative Agent, for the benefit of the Banks, unconditionally Guaranteeing the payment of all obligations of the other Borrowers hereunder, under the Notes and under the other Loan Documents executed by them.

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, subject to paragraph (c) below, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall, subject to paragraph (c) below, end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(2) With respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period which begins before the Termination Date and would otherwise end after the Termination Date may be selected.

(3) With respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending on the Stated

Maturity Date or such other date or dates as may be specified in the applicable Money Market Quote; provided that:

                  (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

                  "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

                  "Leverage Percentage" means the percentage which Consolidated Funded Debt bears to Consolidated Total Capitalization.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Liquidity Bank" means for any Designated Bank, at any date of determination, the collective reference to the financial institutions which at such date are providing liquidity or credit support facilities to or for the account of such Designated Bank to fund such Designated Bank's obligations hereunder or to support the securities, if any, issued by such Designated Bank to fund such obligations.

                  "Loan" means a Base Rate Loan, Euro-Dollar Loan, Money Market Loan, or Syndicated Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Money Market Loans, or Syndicated Loans or any or all of them, as the context shall require.

                  "Loan Documents" means this Agreement, the Notes, the Guaranty, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Guaranty or the Loans, as such documents and instruments may be amended or supplemented from time to time.

                  "London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

                  "Long-Term Debt" means at any date any Consolidated Debt which matures (or the maturity of which may at the option of the Parent or any Consolidated Subsidiary be extended such that it matures) more than one year after such date.

                  "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of
(a) the financial condition, operations, business or properties of the Parent and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Banks under the Loan Documents, or the ability of any of the Borrowers to perform its obligations under the Loan Documents to which it is a party, or of the Parent to pay its obligations under the Guaranty, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

                  "Material Subsidiary" means (i) each Borrower other than the Parent and (ii) each other Consolidated Subsidiary, now existing or hereinafter established or acquired, that at any time during the period that any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid, either (x) has or acquires total assets in excess of 10% of Consolidated Total Assets at the end of the most recent Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits for the 4 most recent Fiscal Quarters then ended (or, with respect to any Subsidiary which existed during the entire 4 Fiscal Quarter period but was acquired by the Parent during such period, which would have contributed more than 10% of Consolidated Operating Profits for such period had it been a Subsidiary for the entire period, as determined on a pro forma basis in accordance with GAAP).

                  "Money Market Borrowing Date" has the meaning specified in Section 2.03(b).

                  "Money Market Loan" means a Loan which bears or is to bear interest at a Money Market Rate, and to be made as a Money Market Loan pursuant to the applicable Money Market Quote Request.

                  "Money Market Loan Notes" means the promissory notes of any or all of the Borrowers, as the context shall require, substantially in the form of Exhibit A-3, evidencing the obligation of the Borrowers to repay the Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Money Market Quote" has the meaning specified in
Section 2.03(c).

                  "Money Market Quote Request" has the meaning specified in Section 2.03(b).

                  "Money Market Rate" has the meaning specified in
Section 2.03(c)(ii)(C).

                  "Moody's" means Moody's Investor Service, Inc.

                  "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

                  "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                  "Notes" means the Syndicated Loan Notes and the Money Market Loan Notes, or any or all of them, as the context shall require.

                  "Notice of Borrowing" has the meaning set forth in
Section 2.02(a).

                  "Officer's Certificate" has the meaning set forth in
Section 3.01(f).

                  "Operating Profits" means, as applied to any Person for any period, the sum of (i) net revenues, less (ii) cost of goods and services sold, less (iii) operating expenses (including depreciation and amortization) of such Person for such period, as determined in accordance with GAAP.

                  "Parent" means National Service Industries, Inc., a Delaware corporation, and its successors and permitted assigns.

                  "Participant" has the meaning set forth in Section
9.08(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Performance Pricing Determination Date" has the meaning set forth in Section 2.06(a).

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                  "Properties" means all real property owned, leased or otherwise used or occupied by the Parent or any Subsidiary, wherever located.

                  "Proprietary Information" has the meaning set forth in
Section 9.09.

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by required sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Refunding Loan" means a new Syndicated Loan made on the day on which an outstanding Syndicated Loan is maturing or a Base Rate Borrowing is being converted to a Fixed Rate Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to
Section 2.02(c) or remitted to the Administrative Agent as provided in Section 2.12, in each case as contemplated in Section 2.02(d).

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Related Fund" means, with respect to any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Bank.

                  "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the sum of the (i) Syndicated Loans to all Borrowers and (ii) Money Market Loans to all Borrowers.

                  "Reuters Screen" shall mean, when used in connection with any designated page and the London Interbank Offered Rate, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the London Interbank Offered Rate).

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "Short-Term Debt" means at any date any Consolidated Debt which matures less than one year after such date, and the maturity of which may not at the option of the Parent or any Consolidated Subsidiary be extended such that it matures more than one year after such date, but excluding any such Consolidated Debt which represents contingent obligations to reimburse any bank or other Person in respect of amounts to be paid under an undrawn letter of credit or similar instrument having an expiry date which is less than one (1) year from the date of measurement.

                  "Stated Maturity Date" means, with respect to any Money Market Loan, the Stated Maturity Date therefor specified by the Bank in the applicable Money Market Quote.

                  "Stockholders' Equity" means, at any time, the shareholders' equity of the Parent and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Parent or any of its Consolidated Subsidiaries.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Parent.

                  "Syndicated Loan Notes" means promissory notes of any or all of the Borrowers, as the context shall require, substantially in the form of Exhibit "A-1", evidencing the obligation of the Borrowers to repay the Syndicated Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

                  "Syndicated Loan" means a Loan made in Dollars, which shall be either a Base Rate Loan or a Euro-Dollar Loan.

                  "Syndication Agent's Letter Agreement" means that certain letter agreement, dated as of June 18, 1999, among the Parent, The First National Bank of Chicago, as the Syndication Agent and Banc One Capital Markets, Inc., as Lead Arranger, relating to the structure of the Loans, and certain fees from time to time payable by the Parent to the Syndication Agent and such Lead Arranger, together with all amendments and supplements thereto.

                  "Tax Benefit" has the meaning set forth in Section
2.12(c).

                  "Taxes" has the meaning set forth in Section 2.12(c).

                  "Telerate" means, when used in connection with any designated page and the London Interbank Offered Rate, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the London Interbank Offered Rate).

                  "Termination Date" means the earlier of (i) July 13, 2000, or such later date to which it is extended by the Banks pursuant to Section 2.05(b), in their sole and absolute discretion, (ii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitments entirely pursuant to Section 2.08.

                  "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Parent's or any Subsidiary's business and on a temporary basis.

                  "Transferee" has the meaning set forth in Section
9.08(d).

                  "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Syndicated Loans (but not its Money Market Loans).

                  "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

                  "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except (i) directors' qualifying shares, (ii) Redeemable Preferred Stock, and (ii) in the case of any Foreign Subsidiary, such nominal ownership interests which are required to be held by third parties under the laws of the foreign jurisdiction under which such Foreign Subsidiary was incorporated or organized) are at the time directly or indirectly owned by the Parent.

                  "Y2K Plan" has the meaning set forth in Section 4.19.

                  "Year 2000 Compliant and Ready" means that (a) the Parent's and its Subsidiaries hardware and software systems with respect to the operation of its business and its general business plan will: (i) handle date information involving any and all dates before, during and after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and after January 1, 2000 and without any change in performance; (iii) store and provide date input information without creating any ambiguity as to the century and; (b) the Parent has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) in clause (a) above in this definition.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Parent's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Parent and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Parent's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents:
(i) the Parent shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

                  SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

                  SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

                  SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. Commitments to Lend Syndicated Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans (which may be, at the option of the Borrower and subject to the terms and conditions hereof, Base Rate Loans or Euro-Dollar Loans) to the Borrowers (which may be made to any of the Borrowers) from time to time before the Termination Date; provided that,

                  (i) immediately after each such Loan is made, the sum of the aggregate outstanding principal amount of the Syndicated Loans by such Bank to all Borrowers shall not exceed the amount of its Commitment, and

                  (ii) the aggregate outstanding principal amount of all Syndicated Loans and Money Market Loans of all Banks to all Borrowers shall not exceed the aggregate amount of the Commitments.

Each (i) Euro-Dollar Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger integral multiple of $1,000,000 and
(ii)Base Rate Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger integral multiple of $250,000 (except in each case that any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by
Section 2.10, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date.

                  SECTION 2.02. Method of Borrowing. (a) The requesting Borrower shall give the Administrative Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, prior to 11:00 A.M. (Atlanta, Georgia time) on the same Domestic Business Day of each Base Rate Borrowing, and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                           (i) the date of such Syndicated Borrowing, which
                  shall be a Domestic Business Day in the case of a Base Rate Borrowing, or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                           (ii) the aggregate amount of such Syndicated
                  Borrowing,

                           (iii) whether the Syndicated Loans comprising such
                  Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                           (iv) in the case of a Fixed Rate Borrowing, the
                  duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing, once received by the Administrative Agent, shall not thereafter be revocable by the requesting Borrower.

                  (c) Not later than 2:00 P.M. (Atlanta, Georgia time) for Base Rate Borrowings, and 11:00 A.M. (Atlanta, Georgia time) for all other Borrowings, on the date of each Syndicated Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in
Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the requesting Borrower at the Administrative Agent's aforesaid address by no later than 4:00 P.M. (local time at such address) on the date of such Syndicated Borrowing. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's address referred to in or specified pursuant to Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Bank will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the requesting Borrower for the account of such Bank. If the Administrative Agent makes such Bank's ratable share available to the requesting Borrower and such Bank, if such Bank does not pay such share upon demand by the Administrative Agent, does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the requesting Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the requesting Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the requesting Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Administrative Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the requesting Borrower of such decision.

                  (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the requesting Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Administrative Agent as provided in paragraph (c) of this Section, or remitted by the requesting Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans made during the continuation of any Default or Event of Default shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).

                  (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the requesting Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Syndicated Borrowing, and the requesting Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

                  (g) Notwithstanding anything to the contrary contained herein, there shall not be more than an aggregate of 12 Fixed Rate Borrowings to all Borrowers outstanding at any given time.

                  (h) For any Bank which is a Designating Bank, any Syndicated Loan to be made by such Bank may from time to time be made by its Designated Bank in such Designated Bank's sole discretion, and nothing herein shall constitute a commitment to make Syndicated Loans by such Designated Bank; provided, that if any Designated Bank fails to make any such Syndicated Loan in accordance with the foregoing, its Designating Bank hereby agrees that it shall make such Syndicated Loan pursuant to the terms hereof.

                  SECTION 2.03. Money Market Loans. (a) In addition to making Syndicated Borrowings, any Borrower may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Borrowings available to the requesting Borrower. The Banks may, but shall have no obligation to, make such offers and the requesting Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03, provided that:

                             (i) the number of interest rates applicable to
                  Money Market Loans which may be outstanding at any given time is subject to the provisions of Section 2.02(g);

                             (ii) the aggregate principal amount of all Money
                  Market Loans to all Borrowers, together with the aggregate principal amount of all Syndicated Loans to all Borrowers, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time; and

                             (iii) the Money Market Loans of any Bank will not
                  reduce such Bank's obligation to lend its remaining Unused Commitment.

                  (b) When any Borrower wishes to request offers to make Money Market Loans, it shall give the Administrative Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit I hereto (a "Money Market Quote Request") so as to be received no later than 11:00 A.M. (Atlanta, Georgia time) at least 1 Domestic Business Day prior to the date of the Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree), specifying:

                  (i) the proposed date of such Money Market Borrowing, which shall be a Euro-Dollar Business Day (the "Money Market Borrowing Date");

                  (ii) the maturity date (or dates) (each a "Stated Maturity Date") for repayment of each Money Market Loan to be made as part of such Money Market Borrowing (which Stated Maturity Date shall be that date occurring not less than 7 days but not more than 270 days from the date of such Money Market Borrowing); provided that the Stated Maturity Date for any Money Market Loan may not extend beyond the Termination Date (as in effect on the date of such Money Market Quote Request); and

                  (iii) the aggregate amount of principal to be requested by the Borrower as a result of such Money Market Borrowing, which shall be at least $5,000,000, and in larger integral multiples of $1,000,000, but shall not cause the limits specified in Section 2.03(a) to be violated.

The Borrower may request offers to make Money Market Loans having up to 2 different Stated Maturity Dates in a single Money Market Quote Request; provided that the request for each separate Stated Maturity Date shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the immediately preceding sentence, after the first Money Market Quote Request has been given hereunder, no Money Market Quote Request shall be given until at least 3 Domestic Business Days after all prior Money Market Quote Requests have been fully processed by the Administrative Agent, the Banks and the Borrower pursuant to this Section 2.03.

                  (c) (i) Each Bank may, but shall have no obligation to, submit a response containing an offer to make a Money Market Loan substantially in the form of Exhibit J hereto (a "Money Market Quote") in response to any Money Market Quote Request; provided that, if the Borrower's request under Section 2.03(b) specified more than 1 Stated Maturity Date, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Stated Maturity Date and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Administrative Agent not later than 10:00 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date; provided that any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date (or 15 minutes prior to the time that the other Banks are required to have submitted their respective Money Market Quotes). Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                  (ii) Each Money Market Quote shall specify:

                           (A) the proposed Money Market Borrowing Date and
                  the Stated Maturity Date therefor;

                           (B) the principal amounts of the Money Market Loan
                  which the quoting Bank is willing to make for the applicable Money Market Quote, which principal amounts (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $1,000,000 or a larger integral multiple of $500,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

                           (C) the rate of interest per annum (rounded upwards,
                  if necessary, to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (such rate being hereinafter referred to as the "Money Market Rate"); and

                           (D) the identity of the quoting Bank.

Unless otherwise agreed by the Administrative Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the principal amount of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period) and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

                  (d) The Administrative Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:30 A.M. (Atlanta, Georgia time)) on the

Money Market Borrowing Date, notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) and
(ii) of any subsequent Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the principal amounts of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

                  (e) Not later than 11:00 A.M. (Atlanta, Georgia time) on the Money Market Borrowing Date, the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to
Section 2.03(d) and the Administrative Agent shall promptly notify each Bank which submitted an offer. In the case of acceptance, such notice shall specify the aggregate principal amount of offers (for each Stated Maturity Date) that are accepted. The requesting Borrower may accept any Money Market Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                  (ii) the aggregate principal amount of each Money Market Loan comprising a Money Market Borrowing shall be at least $5,000,000, and in larger integral multiples of $1,000,000, but shall not cause the limits specified in Section 2.03(a) to be violated;

                  (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

                  (iv) the requesting Borrower may not accept any offer where the Administrative Agent has advised the requesting Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including without limitation, Section 2.03(a)).

If offers are made by 2 or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Stated Maturity Date, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the requesting Borrower among such Banks as nearly as possible in proportion to the aggregate principal amount of such offers. Determinations by the requesting Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                  (f) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 1:00 P.M. (Atlanta,

Georgia time) on the Money Market Borrowing Date, make the amount of such Money Market Loan allocated to it available to the Administrative Agent at its address referred to in Section 9.01 in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, not later than 4:00 P.M. (Atlanta, Georgia time), in an account of such Borrower maintained with Wachovia.

                  (g) After any Money Market Loan has been funded, the Administrative Agent shall notify the Banks of the aggregate principal amount of the Money Market Quotes received and the highest and lowest rates included in such Money Market Quotes.

                  (h) For any Bank which is a Designating Bank, any Money Market Loan to be made by such Bank may from time to time be made by its Designated Bank in such Designated Bank's sole discretion, and nothing herein shall constitute a commitment to make Money Market Loans by such Designated Bank; provided, that if any Designated Bank elects not to, or fails to, make any such Money Market Loan that has been accepted by the Borrower in accordance with the foregoing, its Designating Bank hereby agrees that it shall make such Money Market Loan pursuant to the terms hereof.

                  SECTION 2.04. Notes. (a) The Syndicated Loans of each Bank to each Borrower shall be evidenced by a single Syndicated Loan Note in an amount equal to the original principal amount of such Bank's Commitment, payable to the order of such Bank for the account of its Lending Office.

                  (b) The Money Market Loans made by any Bank to any Borrower shall be evidenced by a single Money Market Loan Note of such Borrower payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of the aggregate Commitments.

                  (c) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Administrative Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, whether such Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the principal amounts owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                  SECTION 2.05. Maturity of Loans. (a) Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                  (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date, unless the Termination Date is otherwise extended by the Banks, in their sole and absolute discretion. Upon the written request of the Borrower, which request shall be delivered to the Administrative Agent no more than 60 days, and not less than 30 days, prior to the then existing Termination Date, the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for additional 364-day periods on each then existing Termination Date. Each Bank shall notify the Borrower and the Administrative Agent no more than 30 days, and not less than 20 days, prior to the then existing Termination Date whether or not it chooses to extend the Termination Date for such an additional 364-day period (but any Bank which fails to give such notice within such period shall be deemed not to have extended); provided, that the Termination Date shall not be extended with respect to any of the Banks unless, on or before the then existing Termination Date, as to the Commitment of any Bank which gave notice that it chooses not to extend, or which is deemed pursuant to the foregoing not to have extended (any such Bank being a "Terminating Bank"), one of the following shall occur:

                           (i) the remaining Banks shall purchase ratable
                  assignments (without any obligation so to do) from such Terminating Bank (in the form of an Assignment and Acceptance) in accordance with their respective percentage of the remaining Aggregate Commitments; provided, that, such Banks shall be provided such opportunity (which opportunity shall allow such Banks at least 5 Domestic Business Days in which to make a decision) prior to the Borrower finding another bank pursuant to the immediately succeeding clause (ii); and, provided, further, that, should any of the remaining Banks elect not to purchase such an assignment, then, such other remaining Banks shall be entitled to purchase an assignment from any Terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be, or

                           (ii) the Borrower shall find another bank, acceptable
                  to the Administrative Agent, willing to accept an assignment from such Terminating Bank (in the form of an Assignment and Acceptance) on or before the then existing Termination Date, or

                           (iii) on the then existing Termination Date, the
                  Borrower shall reduce the aggregate Commitments in an amount equal to the Commitment of any such Terminating Bank and pay all amounts due to such Terminating Bank at that time.

                  SECTION 2.06. Interest Rates. (a) "Applicable Margin" means:
(i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, (x) for any Base Rate Loan, 0.0% and (y) for any Euro-Dollar Loan, 0.205%; and (ii) from and after the first Performance Pricing Determination Date, (x) for any Base Rate Loan, 0.00% and (y) for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Debt Rating on such Performance Pricing Determination Date; provided, that if there is no Debt Rating in effect at such time, the Applicable Margin for Euro-Dollar Loans shall be based upon Level V of the table below.


=============================================================================================================
                             Level           Level           Level          Level             Level
                               I              II              III             IV                V
=============================================================================================================
Debt Rating                                   <A2             <A3           <Baa1
                              >=A2           or A            or A-          or BBB+           Below
                               or            but             but            but               Baa2
                               A             >=A3            >=Baa1         >=Baa2            or BBB
                                              or              or             or
                                              A-              BBB+           BBB

Applicable Margin            0.205%         0.32%            0.40%          0.475%            0.64%
=============================================================================================================


         In determining the amounts to be paid by the Borrowers pursuant to Sections 2.06(b) and 2.07(a) and (b), the Borrowers and the Banks shall refer to the Parent's Debt Rating from time to time. For purposes hereof, "Performance Pricing Determination Date" shall mean each date on which the Debt Rating changes. Each change in interest and fees as a result of a change in Debt Rating shall be effective from and after the relevant Performance Pricing Determination Date. All determinations hereunder shall be made by the Administrative Agent unless the Required Banks shall object to any such determination. The Parent shall promptly notify the Agent of any change in the Debt Rating.

                  (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any

Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  (d) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Money Market Loan is made until it becomes due, at a rate per annum equal to the applicable Money Market Rate set forth in the relevant Money Market Quote. Such interest shall be payable on the Stated Maturity Date thereof, and, if the Stated Maturity Date occurs more than 90 days after the date of the relevant Money Market Loan, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the requesting Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (f) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans of all Borrowers (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

                  SECTION 2.07. Fees. (a) The Parent shall pay to the Administrative Agent, for the ratable account of each Bank, a facility fee, calculated in the manner provided in the last paragraph of Section 2.06(a), on the aggregate amount of such Bank's Commitment (without taking into account the amount of the outstanding Loans made by such Bank), at a rate per annum equal to: (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 0.07%; and (ii) from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Debt Rating provided, that if there is no Debt Rating in effect at such time, the Facility Fee shall be based upon Level V of the table below. The Facility Fee shall accrue at all times from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each March 31, June 30, September 30 and December 31 and on the Termination Date.


=============================================================================================================

                              Level          Level           Level          Level             Level
                                I              II             III            IV                 V
=============================================================================================================
Debt Rating                                   <A2             <A3            <Baa1
                              >=A2           or A            or A-          or BBB+           Below
                               or            but             but            but               Baa2
                               A             >=A3            >=Baa1         >=Baa2            or BBB
                                              or              or             or
                                              A-              BBB+           BBB
-------------------------------------------------------------------------------------------------------------
Facility Fee                  0.07%           0.08%           0.10%          0.125%            0.16%
Rate
=============================================================================================================


         (b) For any quarter in which the average daily principal amount of the Loans (including Money Market Loans) exceeds $62,500,000, the Parent shall pay to the Administrative Agent, for the ratable account of each Bank, a utilization fee, calculated in the manner provided in the last paragraph of Section 2.06(a), on the average daily principal amount of the Loans (including Money Market Loans), at a rate per annum equal to: (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 0.10%; and (ii) from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Debt Rating provided, that if there is no Debt Rating in effect at such time, the Facility Fee shall be based upon Level V of the table below. The Facility Fee shall accrue at all times from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each March 31, June 30, September 30 and December 31 and on the Termination Date.


=============================================================================================================
                              Level          Level           Level          Level             Level
                                I             II              III             IV                V
=============================================================================================================

Debt Rating                                   <A2             <A3            <Baa1
                              >=A2           or A            or A-          or BBB+           Below
                               or            but             but            but               Baa2
                               A             >=A3            >=Baa1         >=Baa2            or BBB
                                              or              or             or
                                              A-              BBB+           BBB
-------------------------------------------------------------------------------------------------------------
Utilization                   0.10%           0.10%           0.15%          0.15%             0.20%
Fee Rate
=============================================================================================================



                  (c) The Parent shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent and the Co-Lead Arranger, such fees and other amounts at such times as set forth in the Administrative Agent's Letter Agreement. The Parent shall pay to the Syndication Agent, for the account and sole benefit of the Syndication Agent and the Lead Arranger, such fees and other amounts at such times as set forth in the Syndication Agent's Letter Agreement.

                  SECTION 2.08. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Administrative Agent, terminate the Commitments in their entirety at any time, or proportionately reduce the Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger integral multiple of $1,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be due and payable on the effective date of such termination.

                  SECTION 2.09. Mandatory Reduction and Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  SECTION 2.10. Optional Prepayments. (a) The Borrowers may, upon at least 1 Domestic Business Days' notice to the Administrative Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger integral multiple of $250,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

                  (b) Except as provided in Section 8.02, the Borrowers may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

                  (c) Upon receipt of a notice of prepayment pursuant to this
Section 2.10, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Administrative Agent, shall not thereafter be revocable by the Borrowers.

                  SECTION 2.11. Mandatory Prepayments. (a) On each date on which the Commitments are reduced pursuant to Section 2.08 or Section 2.09, the Borrowers shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced.

                  (b) Each such payment or prepayment under paragraph (a) above shall be applied ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority (and the portion allocated to Euro-Dollar Loans or Money Market Loans shall be applied to those having the shortest Interest Period first, unless otherwise directed by the prepaying Borrower): (i) first, to Base Rate Loans; (ii) secondly, to Euro-Dollar Loans; and (iii) lastly, to Money Market Loans.

                  SECTION 2.12. General Provisions as to Payments.  (a)
The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in
Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

                  (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or Money Market Loans which are made in Dollars or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

                  (c) All payments of principal, interest and fees and all other amounts to be made by a Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise or branch profit taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise and branch profit taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that any Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, such Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made.

                  Each Bank that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia (each a "Foreign Bank") agrees to furnish to the Borrowers and the Administrative Agent, prior to time it becomes a Bank hereunder, two (2) copies of either U.S. Internal Revenue Service Form 4224 or U. S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Foreign Bank claims entitlement to complete exemption from or a reduced rate of U.S. federal withholding tax on interest paid by the Borrowers hereunder) and to provide to the Borrowers and the Administrative Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Foreign Bank shall be required to furnish any such form under this paragraph if it is not entitled to claim an exemption from or reduced rate of withholding under applicable law. Any Foreign Bank that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of the Borrowers, shall so inform the Borrowers and the Administrative Agent in writing.

                  No Borrower shall be required to pay any amounts pursuant to this Section 2.12(c) to any Foreign Bank for the account of such Foreign Bank or any Lending Office of such Foreign Bank in respect of any United States withholding taxes payable hereunder (and each Borrower, if required by law to do so, shall be entitled to withhold such amounts and to pay such amounts to the United States Internal Revenue Service) if the obligation to pay such additional amounts would not have arisen but for the failure by such Foreign Bank to comply with its obligations under the immediately preceding paragraph of this Section, and such Foreign Bank shall not be entitled to exemption from deduction or withholding of United States federal income tax in respect of the payment of any such sum by any Borrower hereunder for, in each case, any reason other than a change in the United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Foreign Bank becomes a Bank hereunder.

                  Within 60 days after receipt of the written request of the Borrower, each Bank shall execute and deliver such certificates, forms or other documents, which in each such case can be reasonably furnished by such Bank consistent with the facts and which are reasonably necessary to assist any Borrower in applying for refunds of Taxes remitted by such Borrower hereunder.

                  Each Bank shall also use reasonable efforts to avoid and minimize any amounts which might otherwise be payable by any Borrower pursuant to this Section 2.12(c), except to the extent that any Bank determines that such efforts would be disadvantageous to such Bank, as determined by such Bank and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

                  To the extent that the payment of any Bank's Taxes by any Borrower hereunder gives rise from time to time to a Tax Benefit to such Bank in any jurisdiction other than the jurisdiction which imposed such Taxes, such Bank shall pay to such Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to such Borrower will be determined from time to time by the relevant Bank in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Bank to such Borrower within a reasonable time after the filing of the tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter such Bank is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the relevant Borrower shall promptly, after notice thereof from such Bank, repay to such Bank the amount of such Tax Benefit previously paid to such Bank and which has been rescinded, disallowed or nullified. For purposes hereof, the term "Tax Benefit" shall mean the amount by which any Bank's income tax liability for the taxable period in question is reduced below what would have been payable had the relevant Borrower not been required to pay such Bank's taxes hereunder.

                  Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Banks contained in this Section 2.12(c) shall be applicable with respect to any Assignee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Assignee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                  SECTION 2.13. Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days, and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.14. Additional Borrowers. It is contemplated that the Parent hereafter may elect to add as Borrowers hereunder additional Wholly Owned Subsidiaries which are not Foreign Subsidiaries(collectively, the "Additional Borrowers"), and each of the Additional Borrowers may become a Borrower hereunder upon the delivery to the Administrative Agent of the following documents in form and substance satisfactory to the Administrative Agent and duly executed and delivered on behalf of such Additional Borrower and the Parent (as the case may be): (i) an Additional Borrower Assumption Agreement in the form of Exhibit N attached hereto duly executed by such Additional Borrower, (ii) a duly executed Syndicated Dollar Loan Note, and Money Market Loan Note in favor of each Bank from such Additional Borrower, (iii) a duly executed reaffirmation and acknowledgment from the Parent and each other Guarantor with respect to such Additional Borrower, acknowledging that such additional Borrower shall be a "Principal" for all purposes under the Guaranty, and reaffirming its obligations under the Guaranty, (iv) an opinion of Counsel to the Parent addressed, dated as of the date of the aforesaid Loan Documents, and providing with respect to such Additional Borrower and the aforesaid Loan Documents, substantially the same opinions as are set forth in Exhibit B with respect to the initial Borrowers and the initial Loan Documents, (v) a Closing Certificate from the Parent in the form of Exhibit G dated as of the date of such additional Loan Documents, and (vi) any additional documents with respect to such Additional Borrowers and the aforesaid Loan Documents of the type described in Section 3.01(f) as may be requested by the Agent. Upon becoming a Borrower hereunder, an Additional Borrower may assume liability for some or all of the Loans then outstanding to some or all of the other Borrowers if and to the extent so expressly provided in the Additional Borrower Assumption Agreement executed by such Additional Borrower, and the Guaranty executed by the Parent and the other Guarantors with respect to such Additional Borrower shall automatically cover (and the Parent and each other Guarantor thereunder shall guaranty the repayment of) the Loans assumed by such Additional Borrower.


                                   ARTICLE III

                            CONDITIONS TO BORROWINGS

                  SECTION 3.01. Conditions to First Borrowing. The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Administrative Agent of the following (as to the documents described in paragraphs (a),(c), (d) and (e) below (in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Administrative Agent):

                  (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart with the original to be sent to the Administrative Agent by overnight courier;

                  (b) from each Borrower, a duly executed Syndicated Loan Note and a duly executed Money Market Loan Note for the account of each Bank complying with the provisions of Section 2.04, and from the Parent, a duly executed Guaranty;

                  (c) an opinion letter of Kenyon W. Murphy, Esq., Association Counsel of the Parent, dated as of the Closing Date, substantially in the form of Exhibit B;

                  (d) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

                  (e) a certificate (the "Closing Certificate") substantially in the form of Exhibit G), dated as of the Closing Date, signed by a principal financial officer of each of the Borrowers, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrowers contained in Article IV are true on and as of the date of the first Borrowing hereunder (x) as stated, as to representations and warranties which contain materiality limitations and (y) in all material respects, as to all other representations and warranties;

                  (f) all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of the Borrowers, the corporate authority for and the validity of this Agreement, the Notes and the Guaranty, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including, without limitation, a certificate of each of the Borrowers, signed by the Secretary or an Assistant Secretary of each of the Borrowers substantially in the form of Exhibit H (the "Officer's Certificate"), certifying as to the names, true signatures and incumbency of the officer or officers of such Borrower authorized to execute and deliver the Loan Documents and, as to the Parent, the Guaranty, and certified copies of the following items: (i) each Borrower's Certificate of Incorporation, (ii) each Borrower's Bylaws , (iii) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Parent as a Delaware corporation, and a comparable certificate from the Secretary of State from the jurisdiction of each other Borrower and (iv) the action taken by the Board of Directors of each of the Borrowers authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party and, as to the Parent, the Guaranty;

                  (g) a Notice of Borrowing or notification pursuant to Section 2.03(e) of acceptance of one or more Money Market Quotes, as applicable;

                  (h) a duly executed Compliance Certificate;

                  (i) payment to the Administrative Agent and the Syndication Agent of the fees pursuant to the Administrative Agent's Letter Agreement and the Syndication Agent's Letter Agreement, respectively; and

                  (j) delivery to the Administrative Agent and the Banks of the Y2K Plan.

In addition, if any Borrower desires funding of a Fixed Rate Loan on the Closing Date, the Administrative Agent shall have received, the requisite number of days prior to the Closing Date, a funding indemnification letter satisfactory to it, pursuant to which (i) the Administrative Agent and such Borrower shall have agreed upon the interest rate, amount of Borrowing and Interest Period for such Fixed Rate Loan, and (ii) such Borrower shall indemnify the Banks from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such Fixed Rate Loan on such date.

                  SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions except as expressly provided in the last sentence of this Section 3.02:

                  (a) receipt by the Administrative Agent of a Notice of Borrowing or notification pursuant to Section 2.03(e) of acceptance of one or more Money Market Quotes, as applicable.

                  (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

                  (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing (x) as stated, as to representations and warranties which contain materiality limitations and (y) in all material respects, as to all other representations and warranties; and

                  (d) the fact that, immediately after such Borrowing, the conditions set forth in clauses (i) and (ii) of Section 2.01 shall have been satisfied.

Each Syndicated Borrowing and each Money Market Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b),
(c) and (d) of this Section; provided that (i) the representation and warranty set forth in Section 4.04(b) shall be deemed to be made only as of the Closing Date, and (ii) if such Borrowing is a Syndicated Borrowing which consists solely of a Refunding Loan, such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 4.05.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrowers (each as to itself) represent and warrant that:

                  SECTION 4.01. Corporate Existence and Power. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and where the failure to qualify would have or could reasonably be expected to cause a Material Adverse Effect, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Borrower of this Agreement, the Notes and the other Loan Documents and by the Parent of the Guaranty (i) are within such Borrower's and the Parent's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Borrower or the Parent or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or the Parent or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or the Parent or any of its Subsidiaries.

                  SECTION 4.03. Binding Effect. This Agreement and, as to the Parent, the Guaranty, constitutes a valid and binding agreement of each Borrower and the Parent enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of August 31, 1998 and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen, LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Parent for the interim period ended February 28, 1999, copies of which have been delivered to each of the Banks, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Parent and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

                  (b) During the period from August 31, 1998 through the Closing Date, in the good faith judgment of the Executive Officers, there has been no event, act, condition or occurrence having a Material Adverse Effect.

                  SECTION 4.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrowers overtly threatened in writing, against or affecting any of the Borrowers or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official which has or is likely to have a Material Adverse Effect or which in any manner draws into question the legality, validity or enforceability of this Agreement, the Notes or any of the other Loan Documents.

                  SECTION 4.06. Compliance with ERISA. (a) The Borrowers and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to such Plan, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA in an aggregate amount in excess of the amount permitted by Section 6.01(i).

                  (b) Neither the Borrowers nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA in an aggregate amount in excess of the amount permitted by Section 6.01(i), and no such liability is expected to be incurred.

                  SECTION 4.07. Compliance with Laws; Payment of Taxes. The Borrowers and the Subsidiaries are in compliance in all material respects with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings. There have been filed on behalf of the Borrowers and the Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrowers or any Subsidiary have been paid, except to the extent that (i) any Borrower or Subsidiary is contesting the same pursuant to
Section 5.07 or (ii) the failure to make such filing or payment would not have and would not reasonably be expected to cause a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrowers and the Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrowers, adequate. United States income tax returns of the Borrowers and the Subsidiaries have been examined and closed through the Fiscal Year ended August 31, 1996.

                  SECTION 4.08. Subsidiaries. Each of the Parent's other Subsidiaries (which are not Borrowers) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where the failure to be in such good standing, or to be so duly organized or to be so qualified would not have or reasonably could not be expected to cause a Material Adverse Effect, and has all material corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Parent has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08, as supplemented by the Borrower from time to time by written notice to the Administrative Agent and the Borrowers, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

                  SECTION 4.09. Investment Company Act. Neither the Borrowers nor any of other Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.10. Public Utility Holding Company Act. Neither the Borrowers nor any of the Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.11. Ownership of Property; Liens. Each of the Borrowers and the Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.15.

                  SECTION 4.12. No Default. To the best knowledge of the Borrowers, neither any of the Borrowers nor any of the Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which default could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrowers to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrowers to the Administrative Agent or any Bank will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrowers have disclosed to the Banks in writing any and all facts known to the Executive Officers which would have or reasonably would be expected to cause a Material Adverse Effect.

                  SECTION 4.14. Environmental Matters. (a) Neither any Borrower nor any Subsidiary is subject to any Environmental Liability which would have or could reasonably be expected to cause a Material Adverse Effect and, to the best knowledge of the Borrowers, neither any Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA in circumstances which have or could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrowers, none of the Properties has been identified on any current or proposed
(i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA, in each case in circumstances which have or could reasonably be expected to have a Material Adverse Effect.

                  (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in compliance with all applicable Environmental Requirements, except where the failure to comply does not have and could not reasonably be expected to cause a Material Adverse Effect.

                  (c) Each of the Borrowers, and each of the Subsidiaries and Affiliates, has procured all material Environmental Authorizations necessary for the conduct of its business, and is in material compliance with all Environmental Requirements in connection with the operation of the Properties and each Borrower's, and each of the Subsidiary's, respective businesses.

                  SECTION 4.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of each Borrower and the Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Parent's Wholly Owned Subsidiaries which are owned by the Parent are free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Parent's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Parent free and clear of any Lien or adverse claim.

                  SECTION 4.16. Margin Stock. Neither any Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin

Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

                  SECTION 4.17. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this
Agreement: (i) none of the Borrowers will (x) be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of the Borrowers under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable state law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

                  SECTION 4.18. Insurance. The Parent and its Subsidiaries have (either in the name of the Parent or in any Subsidiary's own name) insurance, which includes self-insurance which is reasonable and in accordance with sound industry practice taking into account the nature of their respective businesses, on all of their respective properties in at least such amounts and against at least such risks as are usually insured against in the same geographic area by companies of established repute engaged in the same or similar business.


                  SECTION 4.19. Y2K Plan. The Parent has developed and has delivered to the Administrative Agent and the Banks a comprehensive plan (the "Y2K Plan") for insuring that the Parent's and its Subsidiaries' software and hardware systems which impact or affect in any way the business operations of the Parent and its Subsidiaries' will be Year 2000 Compliant and Ready except to the extent that any failure to be so compliant or ready could not reasonably be expected to have a Material Adverse Effect. The Parent's and its Subsidiaries' have met the Y2K Plan milestones such that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan except to the extent that any failure to be so compliant and ready could not reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE V

                                    COVENANTS

                  The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

                  SECTION 5.01. Information. The Parent will deliver to each of the Banks:

                  (a) as soon as available and in any event within 90 days (or such longer period as may be the subject of an extension granted by the Securities and Exchange Commission) after the end of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Arthur Andersen, LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

                  (b) as soon as available and in any event within 45 days (or such longer period as may be the subject of an extension granted by the Securities and Exchange Commission) after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Parent;

                  (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Parent (i) setting forth in reasonable detail the calculations required to establish whether the Parent was in compliance with the requirements of Sections 5.09, 5.15 and 5.16 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Parent is taking or proposes to take with respect thereto;

                  (d) within 5 Domestic Business Days after any Executive Officer becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Parent setting forth the details thereof and the action which such the Parent is taking or proposes to take with respect thereto;

                  (e) promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

                  (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent shall have filed with the Securities and Exchange Commission;

                  (g) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
         (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; provided, however, that each of the foregoing notices shall not be required to be given unless the reportable event, withdrawal liability, plan termination or trustee appointment involved could reasonably be expected to give rise to a liability of more than $1,000,000 on the part of the Parent or any of its Subsidiaries;

                  (h) simultaneously with the delivery of each set of annual and quarterly financial statements referred to in paragraphs (a) and (b) above, a statement of the Chief Executive Officer, Chief Financial Officer, or Chief Technology Officer, if any, of the Parent to the effect that nothing has come to such officer's attention to cause such officer to believe that the Y2K Plan milestones have not been met in a manner such that the Parent's and its Subsidiaries' hardware and software systems will not be Year 2000 Compliant and Ready in accordance with the Y2K Plan (except to the extent any failure to be so compliant or ready could not reasonably be expected to have or cause a Material Adverse Effect);

                  (i) within 5 Domestic Business Days after the Parent becomes aware of any deviations from the Y2K Plan which would cause compliance with the Y2K Plan to be delayed or not achieved in a manner that could reasonably be expected to have or cause a Material Adverse Effect, a statement of the Chief Executive Officer, Chief Financial Officer, or Chief Technology Officer, if any, setting forth the details thereof and the action which the Parent is taking or proposes to take with respect thereto;

                  (j) promptly upon the receipt thereof, a copy of any material third party assessments of the Parent's Y2K Plan together with any recommendations made by such third party with respect to Year 2000 compliance; and

                  (k) from time to time such additional information regarding the financial position or business of each of the Borrowers and the Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request (except such plans and forecasts which have not been made available by the Parent to its creditors).

                  SECTION 5.02. Inspection of Property, Books and Records. The Parent will (i) keep, and cause each Consolidated Subsidiary (other than Foreign Subsidiaries which are not Material Subsidiaries) to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP (except, with respect to the books and records of Foreign Subsidiaries, as may be permitted by local accounting principles) shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense during the continuance of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. Each Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired. Unless a Default has occurred and is then continuing, each Bank shall give the Parent not less than 3 Domestic Business Days' prior written notice of its intent to conduct such a visit or inspection. To the extent that any Bank, in the course of any such visit or inspection, obtains possession of any Proprietary Information pertaining to any Borrower or Subsidiary, such Bank shall handle such information in accordance with the requirements of Section 9.09.

                  SECTION 5.03. Maintenance of Existence. Each Borrower shall, and the Parent shall cause each Material Subsidiary to, maintain its corporate existence (except through corporate reorganization to the extent permitted by Section 5.05) and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained; provided, however, that nothing in the foregoing shall prevent the Parent or any Material Subsidiary from discontinuing any line of business if (i) no Default is in existence, and (ii) with respect to the discontinuance of a material line of business, the Board of Directors of the Parent determines in good faith that such discontinuance is in the best interest of the Parent and its Consolidated Subsidiaries, taken as a whole.

                  SECTION 5.04. Dissolution. Neither any Borrower nor any of the Material Subsidiaries shall suffer or permit dissolution or liquidation either in whole, except (i) through corporate reorganization to the extent permitted by
Section 5.05,
and (ii) any Material Subsidiary may be dissolved or liquidated if its assets are distributed to a Borrower, a Guarantor or another Material Subsidiary, and, if it is a Borrower or Guarantor, its liabilities in such capacity are assumed by the Person to whom its assets are distributed.

                  SECTION 5.05. Consolidations and Mergers. Each Borrower agrees that it will not, nor will the Parent permit any Subsidiary to, consolidate or merge with or into any other Person, provided that if, after giving effect to any of the following, no Default will be in existence, (a) any Subsidiary may merge or consolidate with the Parent, if the Parent is the corporation surviving such merger, (b) any Borrower may merge or consolidate with any other Borrower,
(c) any Subsidiary which is a Guarantor may merge or consolidate with any other Subsidiary which is a Guarantor, (d) any Subsidiary which is not a Borrower or Guarantor may merge or consolidate with any other Subsidiary which is not a Borrower or Guarantor, or with any other Subsidiary which is a Borrower or Guarantor, if the Borrower or Guarantor, as the case may be, is the corporation surviving such merger, and (e) any Borrower or Subsidiary may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) such Borrower or Subsidiary is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

                  SECTION 5.06. Use of Proceeds. The proceeds of the Loans will be used as a backup liquidity facility for commercial paper or for general corporate purposes. No portion of the proceeds of the Loans will be used by any Borrower or any other Subsidiary directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock in violation of Regulation T, U or X, or for any purpose in violation of any applicable law or regulation.

                  SECTION 5.07. Compliance with Laws; Payment of Taxes. (a) Each Borrower agrees that it will, and the Parent will cause each of its other Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. Each Borrower will, and the Parent will cause each of its other Subsidiaries to, pay promptly when due all material taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of any Borrower or any Subsidiary, except liabilities being contested in good faith and against which such Borrower will, or the Parent will cause such other Subsidiary to, set up reserves in accordance with GAAP.

                  (b) The Parent shall not permit at any time the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Parent and members of the Controlled Group to exceed 10% of Stockholders' Equity as of the end of the Fiscal Quarter just ended. For purposes of this Section 5.07(b), the amount of withdrawal liability of the Parent and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which the Parent and members of the Controlled Group have paid or as to which the Borrower reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that, upon request of any Bank, the Parent shall obtain prompt written advice from independent actuarial consultants supporting such determination. The Parent agrees (i) once in each year, beginning with Fiscal Year 1997 to request a current statement of the withdrawal liability of the Parent and members of the Controlled Group from each Multiemployer Plan in which the Parent or any member of the Controlled Group has 5 or more employees, if any, and (ii) to transmit a copy of such statement to the Administrative Agent and the Banks within 15 days after the Borrower receives the same.

                  SECTION 5.08. Insurance. The Parent and its Subsidiaries will maintain (either in the name of the Parent or in any Subsidiary's own name) insurance, which may include self-insurance which is reasonable and in accordance with sound industry practice taking into account the nature of their respective businesses, on all of their respective properties in at least such amounts and against at least such risks as are usually insured against in the same geographic area by companies of established repute engaged in the same or similar business.

                  SECTION 5.09. Subsidiary Debt. The Parent shall not permit any Subsidiary which is not a Borrower or a Guarantor to incur any Debt except for
(i) Debt owing to the Parent or another Subsidiary (including any Borrower) and
(ii) other Debt which shall not exceed in the aggregate for all such other Debt of all such Subsidiaries an amount, together with the amount of Debt subject to Liens permitted by Section 5.15(p) (but without duplication), in excess of 25% of Stockholders' Equity as of the end of the Fiscal Quarter just ended.

                  SECTION 5.10. Maintenance of Property. Each Borrower shall, and the Parent shall cause each Material Subsidiary to, maintain all of its material properties and assets in good condition, repair and working order, ordinary wear and tear excepted or, in the event of any loss of or damage to any such property or asset each Borrower shall, and the Parent shall cause each Material Subsidiary to, take reasonable action to repair or replace such property or assets within a reasonable time.

                  SECTION 5.11. Environmental Notices. The Parent shall furnish to the Banks and the Administrative Agent written notice, promptly after becoming aware thereof, of all material Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties, and all facts, events, or conditions that could lead to any of the foregoing, if such circumstance or circumstances could reasonably be expected to give rise to liabilities on the part of the Parent or any of its Subsidiaries in an aggregate amount in excess of $5,000,000.

                  SECTION 5.12. Environmental Matters. Each Borrower agrees that it will not, and the Parent will cause each Subsidiary to not, and each Borrower will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in material compliance with all applicable Environmental Requirements.

                  SECTION 5.13. Environmental Release. Each Borrower agrees that upon the occurrence of any material Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to commence and pursue appropriate remedial action to eliminate, to the extent required by applicable law, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                  SECTION 5.14. Transactions with Affiliates. Neither any Borrower nor any of the Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of such Borrower or such Subsidiary (which Affiliate is not a Borrower or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

                  SECTION 5.15. Negative Pledge. Neither any Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) Liens existing on the date of this Agreement and disclosed on Schedule 5.15(a);

                  (b) any Lien existing on any specific fixed asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                  (d) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into any Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by any Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (f) Liens securing Debt owing by any Subsidiary to the Parent or another Wholly Owned Subsidiary;

                  (g) Liens on and transfers of accounts receivable in connection with an accounts receivable securitization program in which the aggregate principal amount invested by the purchaser of such receivables does not exceed $100,000,000 at any one time;

                  (h) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

                  (i) any Lien on Margin Stock;

                  (j) subject to Section 6.01(k), Liens for taxes (including ad valorem taxes), assessments or other governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of such Borrower or Subsidiary, as the case may be, in accordance with GAAP;

                  (k) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of such Borrower or such Subsidiary, as the case may be, in accordance with GAAP;

                  (l) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security benefits or obligations or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, provided that such Liens were not incurred in connection with the incurrence of any Debt;

                  (m) zoning ordinances, easements, licenses, restrictions on the use of real property and minor irregularities in title thereto which do not materially impair the use of such property and the operation of the business of such Borrower or such Subsidiary (as the case may be) thereon or the value of such property;

                  (n) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect;

                  (o) rights reserved to or invested in any municipality or governmental, statutory or public authority to control or regulate any property of such Borrower or such Subsidiary, as the case may be, or to use such property in a manner which does not materially impair the use of such property for the purposes of which it is held by such Borrower or such Subsidiary, as the case may be; and

                  (p) Liens not otherwise permitted by the foregoing paragraphs of this Section securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding, together with the amount of Debt permitted by Section 5.09(ii) (but without duplication), does not exceed 25% of Stockholders' Equity as of the end of the Fiscal Quarter just ended.

                  SECTION 5.16. Leverage Percentage. The Leverage Percentage will not at any time exceed 60% as of the end of any Fiscal Quarter or Fiscal Year.

                  SECTION 5.17. Election to Become Guarantor. Any Subsidiary (whether existing on the Closing Date or acquired or created thereafter) may elect to become a Guarantor at any time by (x) executing and delivering to the Administrative Agent a counterpart of the Guaranty and a counterpart of the Contribution Agreement (which must also be executed and delivered by the Parent at the time of execution and delivery thereof by the first Subsidiary Guarantor), thereby becoming a party to each of them, (y) delivering to the Administrative Agent opinions of counsel to such Subsidiary substantially in the form of Exhibit B (with appropriate modifications) with respect to such Guarantor and the Guaranty and Contribution Agreement, and (z) delivering to the Administrative Agent documents pertaining to such Guarantor reasonably requested by the Administrative Agent of the types described in paragraph (f) of Section 3.01.

                  SECTION 5.18. Y2K Compliance. The Parent will meet the milestones contained in the Y2K Plan and will have all hardware and software systems Year 2000 Compliant and Ready (including all internal and external testing) on or before September 1, 1999, except to the extent that any failure to be so compliant or ready could not reasonably be expected to have a Material Adverse Effect.



                                   ARTICLE VI

                                    DEFAULTS

                  SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) any Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

                  (b) any Borrower shall fail to observe or perform any covenant contained in Sections 5.01(d),(h), (i), (j),

         5.02(ii), 5.03 to 5.06, inclusive, or Sections 5.09, 5.15, 5.16 or
         5.18; or

                  (c) any Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to such Borrower by the Administrative Agent at the request of any Bank or (ii) an Executive Officer otherwise becomes aware of any such failure; provided, however, that such cure period shall be extended for a period of time, not to exceed an additional 30 days, reasonably sufficient to permit such Borrower to cure such failure if such failure cannot be cured within the initial 30-day period but reasonably could be expected to be capable of cure within such additional 30 days, such Borrower has commenced efforts to cure such failure during the initial 30-day period and such Borrower is diligently pursuing such cure; or

                  (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                  (e) any Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding (other than the Notes) in an aggregate amount in excess of $25,000,000 when due or within any applicable grace period; or

                  (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of any Borrower or any Subsidiary in an aggregate amount in excess of $25,000,000 (including, without limitation, any required mandatory prepayment or "put" of such Debt to such Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or Commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to such Borrower or any Subsidiary); or

                  (g) any Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against any Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) any Borrower or any member of the Controlled Group shall fail to pay when due any amount in excess of 10% of Stockholders' Equity as of the end of the Fiscal Quarter just ended which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing if the amount of liability involved is in excess of 10% of Stockholders' Equity as of the end of the Fiscal Quarter just ended; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter if the amount of liability involved is in excess of 10% of Stockholders' Equity as of the end of the Fiscal Quarter just ended; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated, if the amount involved is in excess of 10% of Stockholders' Equity as of the end of the Fiscal Quarter just ended; or

                  (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of 10% of Stockholders' Equity as of the end of the Fiscal Quarter just ended shall be rendered against the Borrower or any Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                  (k) a federal tax lien shall be filed against the Borrower or any Material Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under
         Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing if the aggregate amount involved is in excess of 10% of Stockholders' Equity as of the end of the Fiscal Quarter just ended; or

                  (l) (i) any Person or two or more Persons acting in concert shall have acquired after the Closing Date beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of the voting stock of the Parent; or (ii) the individuals who, as of the Closing Date, are members of the Board of the Parent (the "Incumbent Board") cease for any reason thereafter to constitute at least 66 2/3% of the Board of the Parent; provided, however, that if the election, or nomination for election by the Parent's stockholders, of any new director was approved by a vote of at least 66 2/3% of the Incumbent Board, such new director shall, for purposes of this Section 6.01(l), be considered as a member of the Incumbent Board; or

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, (ii) if requested by any Bank, by notice to the Borrowers, terminate such Bank's obligation to fund a Money Market Loan in connection with any relevant Money Market Quote, and (iii) if requested by the Required Banks, by notice to the Borrowers, declare the Notes of all Borrowers (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the Notes of all Borrowers (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers together with interest at the Default Rate accruing on the principal amount thereof during the continuation of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to any Borrower, without any notice to such Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes of all Borrowers (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers together with interest thereon at the Default Rate accruing on the principal amount thereof during the continuation of such Event of Default. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

                  SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrowers of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

                  SECTION 7.01. Appointment; Powers and Immunities.  (a)
Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its administrative agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as administrative agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

                  (b) Each Bank hereby designates The First National Bank of Chicago as the Syndication Agent. The Syndication Agent, in such capacity, shall have no duties or obligations whatsoever under this Agreement or any other Loan Document or any other document or any matter related hereto and thereto, but shall nevertheless be entitled to all the indemnities and other protection afforded to the Administrative Agent under this Article VII.

                  SECTION 7.02. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                  SECTION 7.03. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Administrative Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  SECTION 7.04. Rights of Administrative Agent as a Bank and its Affiliates. With respect to the Loans made by the Administrative Agent and any Affiliate of the Administrative Agent, the Administrative Agent in its capacity as a Bank hereunder and any Affiliate of the Administrative Agent or such Affiliate, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Administrative Agent in its individual capacity. The Administrative Agent and any Affiliate of the Administrative Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any of the Borrowers (and any of the Borrowers' Affiliates) as if the Bank were not acting as the Administrative Agent, and the Administrative Agent and any Affiliate of the Administrative Agent may accept fees and other consideration from the Borrowers (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrowers and the Administrative Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

                  SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrowers, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable counsel fees and disbursements actually incurred) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Administrative Agent; and provided further that no Designated Bank shall be liable for any payment under this Section 7.05 so long as, and to the extent that, its Designating Bank makes such payments. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  SECTION 7.06. CONSEQUENTIAL DAMAGES. THE ADMINISTRATIVE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWERS OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  SECTION 7.07. Payee of Note Treated as Owner. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                  SECTION 7.08. Nonreliance on Administrative Agent, Syndication Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent, the Syndication Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this

Agreement or any of the other Loan Documents. Neither the Administrative Agent nor the Syndication Agent shall be required to keep itself (or any Bank) informed as to the performance or observance by the Borrowers of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, neither the Administrative Agent nor the Syndication Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent or the Syndication Agent.

                  SECTION 7.09. Failure to Act. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

                  SECTION 7.10. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrowers and the Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks and on 5 days prior written notice to the Parent, appoint a successor Administrative Agent. Any successor Administrative Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

                                  ARTICLE VIII

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

                  SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Loan:

                  (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (b) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Fixed Rate Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make the type of Fixed Rate Loans specified in such notice shall be suspended. Unless the relevant Borrower notifies the Administrative Agent prior to such Borrowing of such type of Fixed Rate Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                  SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrowers, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the relevant Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Borrower from such Bank, together with accrued interest thereon any amount due such Bank pursuant to
Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, such Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                  SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                  (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

                  (ii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the relevant Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the relevant Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (c) Each Bank will promptly notify the relevant Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  (d) The provisions of this Section 8.03 (i) shall be applicable with respect to any Assignee, and any calculations required by such provisions shall be made based upon the circumstances of such Assignee and (ii) shall constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                  SECTION 8.04. Base Rate Loans or Other Fixed Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain any type of Fixed Rate Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (and interest and principal on such Loans shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                  (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

                  SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the relevant Borrower and the Administrative Agent, such Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

                  (a) any payment or prepayment (pursuant to Section 2.10, 2.11, 6.01, 8.02 or otherwise) of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Fixed Rate Loan; or

                  (b) any failure by such Borrower to prepay a Fixed Rate Loan on the date for prepayment thereof pursuant hereto or any failure by the Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing of which such Fixed Rate Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02 or notification of acceptance of Money Market Quotes pursuant to Section 2.03(e); such compensation to include, without limitation, as applicable: (A) an amount equal to the excess, if any, of
(x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Fixed Rate Loan is a Euro-Dollar Loan).

                  SECTION 8.06. Limitation on Certain Payment Obligations. (a) Each Bank or the Administrative Agent shall make written demand on any Borrower for indemnification or compensation pursuant to Section 8.05 no later than 90 after the event giving rise to the claim for indemnification or compensation occurs.

                  (b) In the event that any Bank or the Administrative Agent fails to give any Borrower notice within the applicable time limitation prescribed in (a) above, neither such Borrower nor any other Borrower shall have any obligation to pay such claim for compensation or indemnification hereunder. No Borrower shall have any obligation to pay any amount to any Bank with respect to claims accruing under Section 8.05 prior to the 90th day preceding written demand therefor from such Bank.

                  SECTION 8.07. Alternate Lending Offices. Each Bank agrees, if requested by the Borrowers, it will use reasonable efforts (subject to the overall policy considerations of such Bank) to designate an alternate Lending Office with respect to Loans affected by any of the matters or circumstances prescribed in Section 2.12(c), 8.02 or 8.03 hereof in order to reduce the liability of the Borrowers or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Bank as determined by such Bank, which determination, if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 8.07 shall affect or postpone any of the obligation of the Borrowers hereunder or any right of any Bank hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid addressed as aforesaid (except that any financial or other materials so sent pursuant to Section 5.01 shall be effective when deposited in the mail) or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or
Article VIII shall not be effective until received.

                  SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9.03. Expenses; Documentary Taxes. The Borrowers shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, the Syndication Agent, Banc One Capital Markets, Inc., as Lead Arranger and Wachovia Securities, Inc., as Co-Arranger, including reasonable actual fees and disbursements of special counsel for the Banks, the Administrative Agent, the Syndication Agent, Banc One Capital Markets, Inc., as Lead Arranger and Wachovia Securities, Inc., as Co-Arranger, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Banks, including reasonable actual fees and disbursements of counsel (including allocated costs of in-house counsel), in connection with such Default and collection and other enforcement proceedings resulting therefrom, including reasonable out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrowers shall indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, and other similar taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

                  SECTION 9.04. Indemnification. Each Borrower shall indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by such Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by such Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents, unless the Borrowers prevail) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and such Borrower shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the negligence or wilful misconduct of the Person to be indemnified or by reason of such Person's breach of its obligations hereunder or other legal duty or which are the result of claims of Banks against other

Banks or the Administrative Agent not attributable to any Borrower's actions and for which the Borrowers otherwise have no liability.

                  SECTION 9.05 Setoff; Sharing of Setoffs. (a) Each Borrower hereby grants to the Administrative Agent and each Bank a lien for all indebtedness and obligations owing to them from such Borrower under any of the Loan Documents upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Administrative Agent or any such Bank or otherwise in the possession or control of the Administrative Agent or any such Bank for any purpose for the account or benefit of such Borrower and including any balance of any deposit account or of any credit of such Borrower with the Administrative Agent or any such Bank, whether now existing or hereafter established hereby authorizing the Administrative Agent and each Bank at any time or times upon the occurrence and during the continuation of any Event of Default with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by such Borrower to the Banks and/or the Administrative Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Administrative Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

                  (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that
(i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the relevant Borrower in the amount of such participation.

                  SECTION 9.06. Amendments and Waivers. (a) Any provision of this Agreement, the Notes, the Guaranty or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that, no such amendment or waiver shall, unless signed by all Banks,
(i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees (other than fees payable to the Administrative Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement,
(vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any Guarantee given to support payment of the Loans.

                  (b) None of the Borrowers will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by such Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrowers to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. None of the Borrowers will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

                  (c) Each Designated Bank hereby appoints its Designating Bank as such Designated Bank's agent and attorney in fact and grants to Designating Bank an irrevocable power of attorney, coupled with an interest, to receive payments made for the benefit of Designated Bank under this Agreement, to deliver and receive all communications and notices under this Agreement and other Loan Documents and to exercise on such Designated

Bank's behalf all rights to vote and to grant and make approvals, waivers, consent of amendments to or under this Agreement or other Loan Documents. Any document executed by such agent on such Designated Bank's behalf in connection with this Agreement or other Loan Documents shall be binding on such Designated Bank. The Borrowers, the Administrative Agent and each of the Banks may rely on and are beneficiaries of the preceding provisions.

                  SECTION 9.07. No Margin Stock Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 9.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Borrowers may assign or otherwise transfer any of its rights under this Agreement.

                  (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to
(i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement, other than a Money Market Loan or Money Market Loan Note or participating interest therein, shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.12(c) and Article VIII with


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

respect to its participation in Loans outstanding from time to time, but not to receive payment pursuant thereto in an amount greater than its share of the amount to which the Bank selling such participations would be entitled. Notwithstanding anything herein to the contrary, no Bank may sell any participating interests in its Loans or Commitments hereunder to any Person other than another Bank or to an Affiliate of such Bank or any other Bank in an amount (after giving effect to all other permitted assignments or participations made by such Bank) in excess of 50% of such Loans and Commitments, except that such limitations shall not apply to any such participating interests sold at any time there exists a Default or in order to satisfy any law or regulatory requirement applicable to such Bank.

                  (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or in the case of its Syndicated Loans and Commitments, a proportionate part of all its Syndicated Loans and Commitments, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of an Assignee that is not then a Bank, subject to clauses (iii) below, by the Parent); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) if a Bank is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $10,000,000, or such lesser amount as is equal to its entire Commitment, and (iii) except during the continuance of a Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank (or an Affiliate or Related Fund of a Bank) without the consent of the Parent and the Administrative Agent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if any proceeds of the Loans are intended by any of the Borrowers to be used in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, the Parent will so advise the Administrative Agent and the Banks, and the consent of the Parent to any assignment by any Bank shall not be required, so long as such Bank (1) has notified the Parent of its intent to so assign within 10 days of the funding of such Loan, (2) diligently pursues such assignment, and
(3) concludes such assignment within a reasonable time after it has given such notice to the Parent. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrowers and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $3,000 to the Administrative Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, a new Note from each Borrower is issued each of such Assignee and such transferor Bank and such transferor Bank.

                  (d) Subject to the provisions of Section 9.09 (which shall be binding upon each such Transferee), the Borrowers authorize each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrowers which has been delivered to such Bank by the Borrowers pursuant to this Agreement or which has been delivered to such Bank by the Borrowers in connection with such Bank's credit evaluation prior to entering into this Agreement.

                  (e) No Transferee shall be entitled to receive any greater payment under Section 2.12(c) or Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (g) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrowers to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrowers' obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

                  (h) If (i) any Taxes referred to in Section 2.12(c) have been levied or imposed so as to require withholdings or deductions by any Borrower and payment by such Borrower of additional amounts to any Bank as a result thereof or (ii) any Bank shall make demand for payment of any material additional amounts as compensation for increased costs or for its reduced rate of return pursuant to Section 8.02 or 8.03, then and in any such event, upon request from the Borrowers delivered to such Bank and the Administrative Agent, such Bank shall assign, in accordance with the provisions of Section 9.08(c), all of its rights and obligations under this Agreement and the other Loan

Documents to another Bank or another assignee selected by the Borrower and acceptable to the Administrative Agent (and the Administrative Agent shall not unreasonably withhold its acceptance thereof) upon the payment by such assignee to such Bank of the principal of and interest on the outstanding Loans of such Bank accrued to the date of assignment and the assumption of such Bank's remaining Commitments hereunder, together with any and all other amounts owing to such Bank under any other provisions of this Agreement or the other Loan Documents accrued to the date of such assignment, and compliance in all other respects with the provisions of Section 9.08(c).

                  (i) Any Bank may at any time designate not more than one Designated Bank to fund Money Market Loans or Syndicated Loans on behalf of such Designating Bank subject to the terms of this Section 9.08(i), and the provisions of Section 9.08(c) shall not apply to such designation. No Bank may have more than one Designated Bank at any time. Such designation may occur either by the execution of the signature pages hereof by such Bank and Designated Bank next to the appropriate "Designating Bank" and "Designated Bank" captions, or by execution by such parties of a Designation Agreement subsequent to the date hereof; provided, that any Bank and its Designated Bank executing the signatures pages hereof as "Designating Bank" and "Designated Bank", respectively, on the date hereof shall be deemed to have executed a Designation Agreement, and shall be bound by the respective representations, warranties and covenants contained therein, and such designation shall be conclusively deemed to be acknowledged by the Borrowers and the Administrative Agent. The parties to each such designation occurring subsequent to the execution date hereof shall execute and deliver to the Administrative Agent and the Borrowers for their acknowledgment a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Bank and a designee representing that it is a Designated Bank and acknowledged by the Borrowers, the Administrative Agent will acknowledge such Designation Agreement and will give prompt notice thereof to the Borrowers and the other Banks, whereupon, (i) the Borrowers shall execute and deliver to the Designating Bank a Designated Bank Note payable to the order of the Designated Bank, (ii) from and after the effective date specified in the Designation Agreement, the Designated Bank shall become a party to this Agreement with a right to make Loans on behalf of its Designating Bank pursuant to Section 2.03(h), and (iii) the Designated Bank shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Bank which is not otherwise required to repay obligations of such Designated Bank which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Bank, the Designating Bank shall be and remain obligated to the Borrowers, the Administrative Agent and the Banks for each and every obligation of the Designating Bank and its related Designated Bank with respect to this Agreement, including, without limitation, any indemnification obligations under Section 7.05 and any sums otherwise payable to the Borrowers by the Designated Bank. Each Designating Bank, or a specified branch or affiliate thereof, shall serve as the administrative agent of its Designated Bank and shall on behalf of its Designated Bank: (i) receive any and all payments made for the benefit of such Designated Bank and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by a Designating Bank, or specified branch or affiliate thereof, as administrative agent for its Designated Bank and need not be signed by such Designated Bank on its own behalf. The Borrowers, the Administrative Agent and the Banks may rely thereon without any requirement that the Designated Bank sign or acknowledge the same. No Designated Bank may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than via an assignment to its Designating Bank or Liquidity Bank (but any assignment to a Liquidity Bank shall not curtail or affect the appointment or rights of the Designating Bank pursuant to Section 9.06(c) or Section 4 of the Designation Agreement, which appointment and rights are irrevocable), if any, or otherwise in accordance with the provisions of Section 2.03(h).

                  SECTION 9.09. Confidentiality. Unless otherwise agreed to in writing by the Parent, each Bank and the Administrative Agent hereby agrees to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any Person other than its (or its Affiliates,) directors, officers, employees, agents or representatives who reasonably require such information in connection with their activities concerning this Agreement or the transactions contemplated hereby and to actual or potential Assignees, Participants, or Transferees, and then only upon a confidential basis in any such case; provided, however, that the Administrative Agent or any Bank may disclose Proprietary Information (i) to any other Bank, (ii) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party,
(iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (iv) as required by law, rule, regulation or judicial process,
(v) to its attorneys, accountants or other consultants (but only on a confidential basis), (vi) to bank regulatory authorities or other governmental authorities and (vii) by any Designated Bank to any rating agency, commercial paper dealer, or provider of a surety, guaranty or credit or liquidity enhancement to such Designated Bank which has agreed in writing to be bound by the provisions of this Section 9.09. For purposes of this Agreement, the term "Proprietary Information" shall mean all information about the Parent or any of its Subsidiaries which has been furnished to the Administrative Agent or any Bank by or on behalf of the Parent or any of its Subsidiaries before or after the date hereof or which is obtained by any Bank or the Administrative Agent in the course of any visit or inspection made pursuant to Section 5.02; provided, however, that the term "Proprietary Information" does not include information which (x) is or becomes publicly available (other than as a result of a breach of this Section 9.09), (y) is possessed by or available to the Administrative Agent or any Bank on a non-confidential basis prior to its disclosure to the Administrative Agent or such Bank by any Borrower or Subsidiary or (z) becomes available to the

Administrative Agent or any Bank on a non-confidential basis from a Person which, to the knowledge of the Administrative Agent or such Bank, as the case may be, is not bound by a confidentiality agreement with the Parent or any of its Subsidiaries and is not otherwise prohibited from transmitting such information to the Administrative Agent or such Bank. In the event the Administrative Agent or any Bank is required to disclose any Proprietary Information by virtue of clause (ii) (but only if and to the extent such disclosure has not been sought by the Administrative Agent or any Bank, and if neither the Parent nor any Borrower is a party to such litigation), (iv) or (v) above, to the extent such Bank or the Administrative Agent (as the case may be) determines in good faith that it is permissible by law so to do, it shall promptly notify the Parent of same so as to allow the Parent or its Subsidiaries to seek a protective order or to take other appropriate action; provided, however, neither any Bank nor the Administrative Agent shall be required to delay compliance with any directive to disclose any such information so as to allow the Parent or any of Subsidiaries to effect any such action.

                  SECTION 9.10. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

                  SECTION 9.11. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                  SECTION 9.12. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

                  SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes, the Guaranty or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                  SECTION 9.14. Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the relevant Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by such Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Administrative Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, each Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) such Borrower shall not seek or pursue any other remedy, legal or equitable , against the Administrative Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Administrative Agent or any Bank, all interest at any time contracted for, charged or received from such Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Administrative Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non- principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by any Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by such Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

                  SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction. Each Borrower (a) and each of the Banks and the Administrative Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the such Person. Nothing herein contained, however, shall prevent the Administrative Agent from bringing any action or exercising any rights against any security and against any Borrower personally, and against any assets of any Borrower, within any other state or jurisdiction.

                  SECTION 9.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 9.18. Source of Funds -- ERISA. Each of the Banks hereby severally (and not jointly) represents to the Borrowers that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor
(ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                  SECTION 9.19. References Regarding Foreign Subsidiaries. Any references herein to any officer or organic document of any Foreign Subsidiary shall be deemed to refer to the equivalent to such officer or document in the jurisdiction of such Person's incorporation or organization.

                  SECTION 9.20. No Bankruptcy Proceedings. Each of the Borrowers, the Banks, the Administrative Agent and the Syndication Agent agrees that it will not institute against any Designated Bank or join any other Person in instituting against any Designated Bank any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Bank.

                  SECTION 9.21. Entire Agreement. This Agreement, the other Loan Documents, and the Administrative Agent's Letter Agreement and the Syndication Agent's Letter Agreement (in each case except as provided below) supersede any prior agreement or understanding of the parties hereto (including any term sheet attached to either the Administrative Agent's Letter Agreement and the Syndication Agent's Letter Agreement) with respect to the matters covered hereby.

               [Signatures are contained on the following pages.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                     NATIONAL SERVICE INDUSTRIES,
                                     INC.                  (SEAL)


                                     By: /s/ Brock A. Hattox
                                        ----------------------------------
                                        Title:


                                     National Service Industries, Inc.
                                     NSI Center
                                     1420 Peachtree Street, N.E.
                                     Atlanta, Georgia 30309
                                     Attention: Treasurer
                                     Telecopier number: 404-853-1330
                                     Confirmation number: 404-853-1368

                                     NSI LEASING, INC. (SEAL)

                                     By: /s/ Brock A. Hattox
                                        ----------------------------------
                                        Title:


                                     NSI Leasing, Inc.
                                     c/o National Service
                                       Industries, Inc.
                                     NSI Center
                                     1420 Peachtree Street, N.E.
                                     Atlanta, Georgia 30309
                                     Attention: Treasurer
                                     Telecopier number: 404-853-1330
                                     Confirmation number: 404-853-1368

                                     NSI ENTERPRISES, INC.   (SEAL)

                                     By: /s/ Brock A. Hattox
                                        ----------------------------------
                                        Title:


                                      NSI Enterprises, Inc.
                                      c/o National Service
                                        Industries, Inc.
                                      NSI Center
                                      1420 Peachtree Street, N.E.
                                      Atlanta, Georgia 30309
                                      Attention: Treasurer
                                      Telecopier number: 404-853-1330
                                      Confirmation number: 404-853-1368

COMMITMENTS
------------

$37,500,000                          THE FIRST NATIONAL BANK OF CHICAGO,
                                     as Syndication Agent and as a
                                     Bank                         (SEAL)

                                     By: /s/ David McNeela
                                        ----------------------------------
                                        Title: Vice President

                                     Lending Office
                                     The First National Bank of Chicago
                                     One First National Plaza
                                     Mail Suite 0324
                                     Chicago, Illinois 60670-0324
                                     Attention: David McNeela
                                     Telecopier number: 312-732-5296
                                     Confirmation number: 312-732-5730

$37,500,000                     WACHOVIA BANK, N.A.,
                                as Administrative Agent and as a
                                Bank                                (SEAL)


                                By: /s/ Thomas Gleason
                                   ------------------------------------------
                                Title: Senior Vice President

                                Lending Office
                                Wachovia Bank, N.A.
                                191 Peachtree Street, N.E.
                                Atlanta, Georgia 30303-1757
                                Attention: Syndications Group
                                Telecopier number: 404-332-1394
                                Confirmation number: 404-332-6971

$32,500,000                       ABN AMRO, N.V.,
                                  as a Bank                        (SEAL)


                                  By: /s/ Jerold M. Sniderman
                                     ---------------------------------------
                                  Title: Group Vice President

                                  By: /s/ Robert A. Budnek
                                     ---------------------------------------
                                  Title: Vice President

                                  Lending Office
                                  ABN AMRO Bank
                                  208 S. LaSalle Street
                                  Suite 1500
                                  Chicago, Ill. 60604-1003
                                  Attn: Loan Administration
                                  Telecopier number: 312-992-5157
                                  Confirmation number: 312-992-5152

                                  Copy to:
                                  ABN AMRO Bank
                                  1 Ravinia Drive
                                  Suite 1200
                                  Atlanta, Georgia 30346
                                  Attention: Steve Farley
                                  Telecopier number: 770-399-7397
                                  Confirmation number: 404-399-7378

$32,500,000                     COMMERZBANK AKTIENGESELLSCHAFT,
                                NEW YORK BRANCH,
                                as Co-Agent and a Bank         (SEAL)

                                By:  /s/ Harry P. Yergey
                                   ----------------------------------
                                Title:  SVP & Manager


                                By:  Brian J. Cambell
                                   ----------------------------------
                                Title:  Vice President


                                Lending Office
                                Commerzbank, AG, Atlanta Agency
                                1230 Peachtree Street
                                Promenade 2
                                35th Floor
                                Atlanta, Georgia 30309
                                Attention: Brian Campbell
                                Telecopier number: 404-888-6539
                                Confirmation number: 404-888-6518

$25,000,000                     THE BANK OF NEW YORK,
                                as a Bank                     (SEAL)

                                By:  /s/ David Siegel
                                   ----------------------------------
                                Title:  Vice President

                                Lending Office
                                The Bank of New York
                                One Wall Street
                                New York, NY  10286
                                Attention: David Siegel
                                Telecopier number: 212-635-6434
                                Confirmation number: 212-635-6899

$20,000,000                     BANK OF AMERICA, N.A.
                                as a Bank                      (SEAL)


                                By:  /s/ Kathryn W. Robinson
                                   ----------------------------------
                                Title:  Managing Director

                                Lending Office
                                Bank of America, N.A.
                                600 Peachtree Street, N.E.
                                9th Floor
                                Atlanta, Georgia  30308
                                Attention: Kathryn Robinson
                                Telecopier number: 404-607-6467
                                Confirmation number: 404-607-5887

$25,000,000                     MELLON BANK, N.A.,
                                as a Bank                        (SEAL)



                                By:  /s/ Charles A. Stuart
                                   ----------------------------------

                                Title:  First Vice President


                                Lending Office
                                Mellon Bank, N.A.
                                One Mellon Bank Center
                                Room 4530
                                Pittsburgh, PA  15258-0001
                                Attention: Daniel J. Lenckos
                                Telecopier number: 412-236-1914
                                Confirmation number: 412-234-0733

$20,000,000                     MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as a Bank       (SEAL)


                                By: /s/ Robert Bottamedi
                                    ---------------------------------
                                Title: Vice President


                                Lending Office
                                Morgan Guaranty Trust Company
                                 of New York
                                60 Wall Street
                                New York, New York 10260-0060
                                Attention: Dennis Wilczek
                                Telecopier number:212-648-5018
                                Confirmation number:212-648-1265

$20,000,000                     SUNTRUST BANK, ATLANTA,
                                as a Bank                     (SEAL)


                                By: /s/ Linda L. Dash
                                    ---------------------------------
                                Title: Vice President

                                Lending Office
                                SunTrust Bank, Atlanta
                                303 Peachtree Street, N.E.
                                3rd Floor
                                Atlanta, Georgia 30308
                                Attention: Linda L. Dash
                                Telecopier number: 404-658-4905
                                Confirmation number: 404-658-4923